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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 11, 2003



                               GETTY REALTY CORP.
               (Exact name of registrant as specified in charter)


         Maryland                      001-13777                 11-3412575
 (State of Organization)              (Commission               (IRS Employer
                                      File Number)           Identification No.)


125 Jericho Turnpike, Suite 103,
Jericho, New York
                                                                     11753
(Address of principal executive offices)                        (Zip Code)


       Registrant's Telephone Number, including area code: (516) 478-5400



                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

         Getty Realty Corp., a Maryland corporation ("Getty") announced on August 11, 2003, that the Board of Directors authorized a regular quarterly Common Stock dividend in the amount of $.4250 per share payable on October 9, 2003, to holders of record as of the close of business on September 25, 2003, which is an increase of $.0125 per share over the prior Common Stock dividend.

         Getty also announced that the Directors approved the redemption of all 2,822,976 shares of the Company's issued and outstanding Series A Participating Convertible Redeemable Preferred Shares ("Preferred Stock") on September 24, 2003. Upon redemption, holders of Preferred Stock (NYSE -- GTY PrA) will receive $25.00 for each share of Preferred Stock that is redeemed, plus a mandatory redemption dividend of $.27118 per share (representing accrued dividends through the call date), that also was authorized by the Directors. All dividends on the Preferred Stock shall cease to accrue on the call date.

         Holders of the Preferred Stock, in lieu of redemption, may exercise their right to convert their shares into Getty Common Stock at any time prior to 5:00 p.m. Eastern Daylight Time on the September 24, 2003 call date, at a conversion rate of 1.1312 shares of Getty Common Stock for each share of Preferred Stock so converted. Upon conversion, Getty will pay cash in lieu of fractional shares of Common Stock. Holders of the Preferred Stock who elect to convert their shares to Common Stock and who are holders of record of the Common Stock as of the close of business on September 25, 2003, will receive the Common Stock dividend authorized on August 8th.

         Separately, Mr. Liebowitz announced that each of the members of the Board of Directors who hold Preferred Stock, including himself, will convert those shares of Preferred Stock into shares of Common Stock prior to September 24, 2003. Collectively, the Directors beneficially own approximately 40% of the outstanding shares of the Preferred Stock, which will be converted into approximately 1,295,000 shares of Common Stock. Mr. Liebowitz commented that he anticipates that a significant number of holders of the Preferred Stock will exercise their right to convert their Preferred Stock into shares of Getty Common Stock.

         On August 11, 2003, Getty issued a press release announcing the redemption, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit
Number       Description
------       -----------
99.1         Press Release, dated August 11, 2003, issued by Getty Realty Corp.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 Getty Realty Corp.
                                                 (Registrant)



Date: August 11, 2003                            By: /s/ Andrew M. Smith
                                                    ---------------------------
                                                    Andrew M. Smith
                                                    General Counsel and
                                                    Corporate Secretary




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                                  EXHIBIT INDEX



                                                                 Sequentially
Exhibit No.               Description                            Numbered Page
-----------               -----------                            -------------

99.1                      Press Release dated August 11, 2003.